Filed Pursuant to Rule 424(b)(5)

Registration No. 333-239183

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated June 25, 2020)

Datasea, Inc.

Up to $2,000,000 of shares of Common Stock

We have entered into a common stock purchase agreement, which we refer to in this prospectus supplement as the Triton Agreement with Triton Funds LP, which we refer to in this prospectus supplement as Triton, relating to the sale to Triton of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. Triton is obligated to purchase up to $2,000,000 of our common stock pursuant to the Triton Agreement. The prices at which Triton will purchase the shares will be equal to 90% of the lowest closing price of our common stock during the 5 business days prior to closing of each sale of common stock under the Triton Agreement. See The Triton Transaction on page S-2 of this prospectus for a description of the Triton Agreement.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “DTSS.” The last reported sales price of our common stock on October 20, 2020 was $3.60 per share.

As of October 20, 2020, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $21.44 million, based on 20,943,846 outstanding shares of common shares, of which 5,943,843 shares were held by non-affiliates, and a per share price of $3.60 based on the closing price of our shares of common stock on October 20, 2020. During the prior 12-month calendar period that ends on, and includes, the date of this prospectus supplement, we sold no securities pursuant to General Instruction I.B.6. of Form S-3.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 22, 2020.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the Securities and Exchange Commission (the “SEC”), before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy our common stock under this prospectus in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, in their entirety, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, references to “Datasea,” the “Company,” “we,” “our,” or “us,” refer to Datasea, Inc. unless the context suggests otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our shares of common stock. You should carefully read this entire prospectus supplement and accompanying prospectus, including the information incorporated herein and therein, including the “Risk Factors” section contained in this prospectus supplement and the other documents incorporated by reference into this prospectus supplement.

Overview

We are an emerging technology company in China engaged in (i) providing smart security solutions primarily to schools, scenic areas and public communities and (ii) developing education-related technologies. We leverage our proprietary technologies, intellectual property, innovative products and market intelligence to provide comprehensive and optimized security solutions and education-related technologies. Our security and technology engineers and experts create, design, build and run an intelligent 3D security system through visual and non-visual Perception algorithms, and hardware products such as face recognition cameras, Infra-red Emissions and smoke detectors.

We strive to offer comprehensive security solutions to users including enterprises, institutions, families and individuals, to address school campus, community and public space safety and surveillance concerns. Specifically, we offer (i) the safe campus security system. (ii) the scenic area security system, and (iii) the public community security system. Our safe campus security system is being used by several schools in China. As a value-added service to this system, we also develop and offer education-related technologies design for building of campus networks, education management systems, education cloud platforms, science education platform and other education systems used in schools. Our scenic area security system is in the testing phase; we expect to introduce it to the market in second half of 2020. Similarly, our public community security system is also in the testing phase; however, we cannot provide an estimate when this system will be introduced in the marketplace.

We market our products and services through our distributors and city partners. While to date, we have generated little revenue from our operations, we expect to generate revenues from sales of our software systems, system installation, including its software and hardware, upgrades of hardware, and support and maintenance services.

The Triton Transaction

On October 22, 2020, Datasea, Inc. (the “Company”) entered into a common stock purchase agreement (the “Purchase Agreement”) with Triton Funds LP (“Triton”). Pursuant to the Purchase Agreement, subject to certain conditions set forth in the Purchase Agreement, Triton is obligated to purchase up to $2 million of the shares of the Company’s common stock from time to time through December 31, 2020.

Each time the Company wishes to issue and sell common stock to Triton under the Purchase Agreement, the Company is required to provide Triton with a purchase notice (the “Purchase Notice”), which Purchase Notice sets forth the total number of shares of common stock that the Company elects to sell to Triton (the “Purchased Shares”). The total purchase price to be paid by Triton at each closing will be determined by multiplying the number of Purchased Shares to be sold by the Company in the Purchase Notice by the purchase price per share, which will be 90% of the lowest closing price of the Company’s common stock during the five business days prior to closing; provided, however, in no event will Triton be obligated to purchase common stock for an aggregate offering price greater than $2 million, and subject to a valuation cap for the Company of $80,000,000. Notwithstanding anything contained elsewhere in the Purchase Agreement to the contrary, the Company shall not effect any sales to Triton, and Triton shall not have the right to purchase under the Purchase Agreement, to the extent that after giving effect to such sales, Triton (together with its affiliates, and any other persons acting as a group together with Triton or any of Triton affiliates, and together with any other contemporaneous equity or debt-linked transactions that may be aggregated into and deemed as one single transaction under the rules and regulations of the Nasdaq Stock Market), would beneficially own in excess of 19.99% of the outstanding shares of the Company’s common stock. The Company is precluded from submitting a purchase notice to Triton in the event of the closing price of $1.65 per share as reported on the Nasdaq Stock Market.

The total number of the shares to be purchased under the Purchase Agreement shall not exceed 523,596 shares, or 2.5% of the Company’s outstanding shares of common stock on the Purchase Agreement’s execution date, subject to the 9.9% beneficial ownership limitation of the Company’s shares of common stock outstanding by Triton.

Closing for sales of common stock will occur no later than three business days following the date on which the purchased shares are received by Triton’s custodian. In addition, the Company has agreed to (i) at the time of the CSPA execution remit $10,000 to Triton, and (ii) at the initial closing pay $5,000 to Triton, to reimburse Triton’s expenses related to the transaction.

Corporate Information

Our principal executive office is located at 20th Floor, Tower B, Guorui Plaza,1 Ronghua South Road, Technological Development Zone, Beijing China, and our telephone number at that address is (86)10-56145240. Our website is http://www.dataseainc.com. Information contained on our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $2,000,000.

Offering price	The offering price per share will be determined on each closing date and will be equal to 90% of the lowest closing price of the Company’s common stock during the five business days prior to closing.

Common stock outstanding before the offering	20,943,846

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate and working capital purposes. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference herein for a discussion of factors you should consider carefully before investing in our common stock.

The number of shares of common stock outstanding before this offering is based on 20,943,846 shares of our common stock outstanding as of October 20, 2020.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the risk factors described below and the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, and our other filings with the SEC and incorporated by reference in this prospectus supplement, together with all of the other information contained in this prospectus supplement. Our business, financial condition and results of operations could be materially and adversely affected as a result of these risks. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. We may use the net proceeds in ways that do not improve our operating results or increase the value of your investment.

The sale or issuance of our common stock to Triton may cause dilution and the sale of the shares of common stock acquired by Triton, or the perception that such sales may occur, could cause the price of our common stock to fall.

Pursuant to the Triton Agreement, Triton has committed to purchase up to $2,000,000 of our common stock. The shares of our common stock that may be issued under the Triton Agreement may be sold by us to Triton at our discretion from time to time. The purchase price for the shares that we may sell to Triton under the Triton Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any future sales of our shares to Triton. We may ultimately decide to sell to Triton all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Triton Agreement. If and when we do sell shares to Triton, after Triton has acquired the shares, Triton may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Triton by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Triton, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Future sales or the potential for future sales of our securities may cause the trading price of our common shares to decline and could impair our ability to raise capital through subsequent equity offerings.

Sales of a substantial number of our common shares or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common shares or other securities to decline and could materially impair our ability to raise capital through the sale of additional securities.

If you purchase the securities sold in this offering, you may experience dilution if we issue additional equity securities in future financing transactions.

If we issue additional common shares, or securities convertible into or exchangeable or exercisable for common shares, our stockholders, including investors who purchase shares in this offering, will experience dilution, and any such issuances may result in downward pressure on the price of our common shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain or incorporate forward-looking statements. These forward-looking statements reflect management’s beliefs and assumptions. In addition, these forward-looking statements reflect management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

The factors described under “Risk Factors” in this prospectus supplement and in any documents incorporated by reference herein, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. Any forward-looking statement speaks only as of the date of this prospectus supplement. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

USE OF PROCEEDS

We may issue and sell shares of our common stock for aggregate gross sales proceeds of up to $2,000,000 from time to time under this prospectus supplement. We estimate that our net proceeds, assuming we sell the maximum offering amount, will be approximately $1.95 million.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of the shares of our common stock. Pending the use of the net proceeds from this offering, if any, we may invest the net proceeds in investment grade, short-term interest-bearing obligations, such as money-market funds, certificates of deposit, or direct or guaranteed obligations of the United States government, or hold the net proceeds as cash.

DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of June 30, 2020.

Our historical net tangible book value at June 30, 2020 was $3,861,742 or approximately $0.18 per share of our common stock. After giving effect to the sale of our common stock in the aggregate maximum amount of $2 million (assuming the sale of the maximum offering amount) in this offering, at an assumed offering price of $3.00 per share (equal to 90% of the closing price of our common stock on the Nasdaq Stock Market on October 13,  2020), and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020 would have been approximately $5,415,959, or approximately $0.25 per share of our common stock. This represents an immediate increase in the net tangible book value of $0.07 per share of our common stock to our existing stockholders and an immediate dilution in net tangible book value of approximately $2.75 per share of our common stock to new investors. The following table illustrates per share dilution:

Assumed offering price per share	$3.00
Net tangible book value per share as of June 30, 2020	$0.18
Increase in net tangible book value per share attributable to this offering	$0.07
As adjusted net tangible book value per share as of June 30, 2020, after giving effect to this offering	$0.25
Dilution per share to new investors purchasing shares in this offering	$2.75

The table above assumes for illustrative purposes that we sell an aggregate of 523,596 shares of common stock at a price of $3.00 per share, for aggregate gross proceeds of approximately $1.56 million. The shares sold in this offering may be sold from time to time at various prices. This information is supplied for illustrative purposes only.

The information above is based on 20,943,846 shares of our common stock outstanding as of June 30, 2020.

To the extent that outstanding options are exercised, or we issue other shares, investors purchasing shares in this offering could experience further dilution. In addition, to the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We entered into the Triton Agreement with Triton on October 22, 2020. Pursuant to the Triton Agreement, under this prospectus, Triton is obligated to purchase from us up to $2 million of our common stock from time to time through December 31, 2020 (the “Commitment Period”), subject to certain conditions to closing.

Each time we wish to issue and sell common stock to Triton under the Triton Agreement, we will provide Triton with a purchase notice, which Purchase Notice will set forth the total number of shares of common stock that the Company elects to sell to Triton. The total purchase price to be paid by Triton at each closing will be determined by multiplying the number of Purchased Shares to be sold by the Company in each Purchase Notice by the purchase price per share, which will be 90% of the lowest closing price of the Company’s common stock on the Nasdaq Stock Market during the five business days prior to closing; provided, however, in no event will Triton be obligated to purchase common stock for an aggregate offering price greater than $2 million, and subject to a valuation cap of $80,000,000. Notwithstanding anything contained elsewhere in Triton Agreement, the Company shall not effect any sales to Triton, and Triton shall not have the right to purchase hereunder, to the extent that after giving effect to such sales, Triton (together with its affiliates, and any other persons acting as a group together with Triton or any of Triton affiliates, and together with any other contemporaneous equity or debt-linked transactions that may be aggregated into and deemed as one single transaction under the rules and regulations of the Nasdaq Stock Market), would beneficially own in excess of 19.99% of the outstanding shares of the Company’s common stock. The Company is precluded from submitting a purchase notice to Triton in the event of the closing price of $1.65 per share as reported on the Nasdaq Stock Market.

Closing for sales of common stock under the Triton Agreement will occur no later than three business days following the date on which the Company delivers the Purchased Shares to Triton’s custodian. At closing, the Company will pay $15,000 as the full and complete expense reimbursement of Triton’s due diligence and legal expenses in connection with the transaction. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We estimate our total expenses for this offering, assuming we sell the maximum offering amount of $2,000,000, will be approximately $50,000.

We have agreed to provide indemnification and contribution to Triton against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the Triton Agreement and this prospectus will terminate upon the earliest of (i) December 31, 2020, or (ii) the sale of Purchased Shares resulting in gross proceeds to the Company of $2 million.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Schiff Hardin LLP, Washington, DC.

EXPERTS

The financial statements of Datasea, Inc. as of and for the years ended June 30, 2020 and June 30, 2019 appearing in its Annual Report on Form 10-K for the year ended June 30, 2020, have been audited by Wei Wei & Co. LLP and Morison Cogen LLP, respectively, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov.

We make available free of charge on or through our Internet website http://www.dataseainc.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8–K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. The references to the Company’s corporate website in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein are inactive textual references only, and the information found on our internet website is not incorporated by reference into, and should not be considered part of, this prospectus supplement, the accompanying base shelf prospectus or the documents incorporated by reference herein or therein. Investors should not rely on any such information in deciding whether to invest in our common stock.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents already on file with the SEC that contain that information. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus supplement and the termination of the offering of the securities covered by this prospectus supplement, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any Current Report on Form 8-K (and exhibits filed on such form that are related to such items):

●	our Annual Report on Form 10-K for the year ended June 30, 2020 filed with the SEC on September 28, 2020;
●	our DEF14A proxy statement filed with the SEC on October 13, 2020;
●	our Current Reports on Form 8-K filed with the SEC on July 6, September 9, and September 10, 2020, respectively; and
●	the description of our common stock contained in our Registration Statement on Form 8-A, dated and filed with the SEC on December 18, 2018, and any amendment or report filed with the SEC for the purpose of updating the description.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: 20th Floor, Tower B, Guorui Plaza,1 Ronghua South Road, Technological Development Zone, Beijing China, and our telephone number at that address is (86)10-56145240.

PROSPECTUS

$100,000,000

Datasea, Inc.

Common Stock

Debt Securities

Warrants

Units

We may from time to time issue up to $100,000,000 aggregate dollar amount of common stock, debt securities, warrants or units of securities. We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. We will describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on The NASDAQ Capital Market and traded under the symbol “DTSS.” On June 9, 2020, the closing price of the common stock, as reported on NASDAQ was $1.78 per share. As of June 9, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $10.58 million, based on 20,943,846 shares of outstanding common stock, of which approximately 5,943,843 shares were held by non-affiliates, and a per share price of $1.78 based on the closing sale price of our common stock on June 9, 2020.

Investing in our securities is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____, 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.

We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to the securities being offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if a statement in any document is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the prospectus supplement together with the additional information described under “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

Unless the context requires otherwise, references to the “Company,” “we,” “our,” and “us,” refer to Datasea, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this offering. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents we have filed at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s Internet site at www.sec.gov. This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below, all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

●	Our Annual Report on Form 10-K for the year ended June 30, 2019 (filed on October 15, 2019);

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2019 (filed on November 14, 2019); December 31, 2019 (filed on February 14, 2020); and March 31, 2020 (filed on May 14, 2020);

●	Our Current Report on Form 8-K filed on January 16, 2020; and

●	the description of our common stock contained in our Registration Statement on Form 8-A, dated and filed with the SEC on December 18, 2018, and any amendment or report filed with the SEC for the purpose of updating the description.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus. You may request a copy of these filings, at no cost, by contacting us at:

Datasea, Inc., Attn: Corporate Secretary

20th Floor, Tower B, Guorui Plaza,1 Ronghua South Road, Technological Development Zone

Beijing, People’s Republic of China 100176

+86 10-56145240

ABOUT THE COMPANY

Our Company

We are an emerging technology company in China engaged in (i) providing smart security solutions primarily to schools, scenic areas and public communities and (ii) developing education-related technologies. We leverage our proprietary technologies, intellectual property, innovative products and market intelligence to provide comprehensive and optimized security solutions and education-related technologies. Our security and technology engineers and experts create, design, build and run an intelligent 3D security system through visual and non-visual Perception algorithms, and hardware products such as face recognition cameras, Infra-red Emissions and smoke detectors.

We strive to offer comprehensive security solutions to users including enterprises, institutions, families and individuals, to address school campus, community and public space safety and surveillance concerns. Specifically, we offer (i) the safe campus security system. (ii) the scenic area security system, and (iii) the public community security system. Our safe campus security system is being used by several schools in China. As a value-added service to this system, we also develop and offer education-related technologies design for building of campus networks, education management systems, education cloud platforms, science education platform and other education systems used in schools. Our scenic area security system is in the testing phase; we expect to introduce it to the market in second half of 2020. Similarly, our public community security system is also in the testing phase; however, we cannot provide an estimate when this system will be introduced in the marketplace.

We market our products and services through our distributors and city partners. While to date, we have generated little revenue from our operations, we expect to generate revenues from sales of our software systems, system installation, including its software and hardware, upgrades of hardware, and support and maintenance services.

During the period from April 1, 2020 to May 15, 2020, we entered into seventeen engagement agreements with various K-12 schools in the PRC to continue the deployment of our campus security systems. Generally, these are 5-year agreements to provide the security system and accompanying service to schools at no charge to schools until they collect service fees and remit them to the Company on a semester-by-semester basis. As services are delivered over time, the Company will recognize the corresponding revenue. By charging service fees instead of selling hardware and software products, we believe we can facilitate market expansion and build long-term relationships with our customers since this new revenue model fits the needs of these customers as well as our business objectives.

Corporate Information

Our principal executive office is located at 20th Floor, Tower B, Guorui Plaza,1 Ronghua South Road, Technological Development Zone,Beijing China, and our telephone number at that address is (86)10-56145240. Our website is http://www.dataseainc.com. Information contained on our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus.

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” included under Item 1A. of our most recent Annual Report on Form 10-K and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. The accompanying prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of securities offered by this prospectus and the prospectus supplement for our clinical trials, if any, and preclinical programs, for other research and development activities and for general corporate purposes. These may include additions to working capital, repayment of existing indebtedness and acquisitions. If we decide to use the net proceeds of any offering of securities other than for our clinical trials, if any, and preclinical programs, for other research and development activities and for general corporate purposes, we will describe the use of the net proceeds in the prospectus supplement for that offering.

DESCRIPTION OF COMMON STOCK

As of the date of this prospectus, we are authorized to issue 375,000,000 shares of common stock, par value $0.001 per share. As of the date of this prospectus, 20,943,846 shares of common stock were issued and outstanding. Each share of our common stock is entitled to one vote on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Holders of common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Our Articles of Incorporation do not provide for cumulative voting in the election of directors. Holders of common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock. Our common stock is not subject to conversion or redemption and holders of our common stock are not entitled to preemptive rights. Upon the liquidation, dissolution or winding up of our company, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding preferred stock, are distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time. Each outstanding share of common stock is fully paid and nonassessable.

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Anti-Takeover Effects of Provisions of Nevada Law

As a Nevada corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Nevada law. Pursuant to Section 607.0901 of the Nevada Business Corporation Act, or the Nevada Act, a publicly held Nevada corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

●	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

●	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

●	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

●	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Nevada Act which prohibits the voting of shares in a publicly held Nevada corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Quotation

Our common stock is listed on The NASDAQ Capital Market and traded under the symbol “DTSS”.

Transfer Agent

The transfer agent for our common stock is West Coast Stock Transfer, Inc. located at 721 N. Vulcan Ave. Ste. 205, Encinitas, CA 92024, tel: 619-664-4780 and fax: 619-664-4780.

DESCRIPTION OF DEBT SECURITIES

General

The following description sets forth general terms that will apply to the debt securities. We will describe the particular terms of any debt securities that we offer in the prospectus supplement relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture between us and the trustee named in the indenture. We refer to this indenture as the “senior indenture.” The subordinated debt securities will be issued under a separate Subordinated Indenture between us and the trustee named in the indenture. We refer to this indenture as the “subordinated indenture” and, together with the senior indenture, as the “indentures.” Except as permitted by applicable law, the indentures have been or will be qualified under the Trust Indenture Act of 1939. We have filed the forms of the indentures as exhibits to the registration statement. For your convenience, we have included references to specific sections of the indentures in the descriptions below. Capitalized terms not otherwise defined in this prospectus will have the meanings given in the indenture to which they relate.

The following summaries of provisions of the debt securities and the indentures are not complete and are qualified in their entirety by reference to the provisions of the indentures and the debt securities.

Neither of the indentures limits the principal amount of debt securities that we may issue. Each indenture provides that debt securities may be issued in one or more series up to the principal amount that we may authorize from time to time. Each indenture also provides that the debt securities may be denominated in any currency or currency unit that we designate. In addition, each series of debt securities may be reopened in order to issue additional debt securities of that series in the future without the consent of the holders of debt securities of that series. Unless otherwise described in the prospectus supplement relating to a particular offering, neither the indentures nor the debt securities will contain any provisions to afford holders of any debt securities protection in the event of a takeover, recapitalization or similar restructuring of our business.

Unless otherwise described in the prospectus supplement relating to a particular offering, the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to the prior payment in full of our senior debt securities. We will describe the particular terms of the subordinated debt securities that we offer in the prospectus supplement relating to those subordinated debt securities.

We will describe the specific terms relating to each particular series of debt securities in the prospectus supplement relating to the offering of those debt securities. The terms we will describe in the prospectus supplement will include some or all of the following:

●	the title and type of the debt securities;

●	the total principal amount or initial offering price of the debt securities;

●	the date or dates when the principal of the debt securities will be payable;

●	whether we will have the right to extend the stated maturity of the debt securities;

●	whether the debt securities will bear interest and, if so, the rate or rates, or the method for calculating the rate or rates, of interest;

●	if the debt securities will bear interest, the date from which interest will accrue, the dates when interest will be payable and the regular record dates for these interest payment dates;

●	the place where the principal, premium, if any, and interest, if any, on the debt securities will be paid, registered debt securities may be surrendered for registration of transfer, and debt securities may be surrendered for exchange;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

●	the terms and conditions upon which we will have the option or the obligation to redeem the debt securities;

●	the denominations in which any registered debt securities will be issuable;

●	the identity of each security registrar and paying agent, and the designation of the exchange rate agent, if any, if other than the trustee;

●	the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;

●	the currency used to pay principal, premium, if any, and interest, if any, on the debt securities, if other than U.S. dollars, and whether you or we may elect to have principal, premium and interest paid in a currency other than the currency in which the debt securities are denominated;

●	any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;

●	any changes or additions to the events of default, defaults or our covenants made in the applicable indenture;

●	whether the debt securities are issuable as registered debt securities or bearer debt securities, whether there are any restrictions relating to the form in which they are issued and whether bearer and registered debt securities may be exchanged for each other; or

●	whether the debt securities are to be convertible or exchangeable for other securities and, if so, the terms of conversion or exchange.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we issue original issue discount securities, then we will describe the material U.S. federal income tax consequences that apply to those debt securities in the applicable prospectus supplement.

Registration and Transfer

We presently plan to issue each series of debt securities only as registered securities. However, we may issue a series of debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue senior debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. If we issue bearer securities, we may describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the applicable prospectus supplement. Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and in the same aggregate principal amount at the corporate trust office of the trustee or at the office of any other transfer agent we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. If we issue bearer securities, we will describe any procedures for exchanging those bearer securities for other senior debt securities of the same series in the applicable prospectus supplement. Generally, we will not allow you to exchange registered securities for bearer securities. In general, unless otherwise specified in the applicable prospectus supplement, we will issue registered securities without coupons and in denominations of $1,000 or integral multiples, and bearer securities in denominations of $5,000. We may issue both registered and bearer securities in global form.

Conversion and Exchange

If any debt securities will be convertible into or exchangeable for our common stock, preferred stock or other securities, the applicable prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:

●	the conversion price or exchange ratio;

●	the conversion or exchange period;

●	whether the conversion or exchange will be mandatory or at the option of the holder or us;

●	provisions for adjustment of the conversion price or exchange ratio; and

●	provisions that may affect the conversion or exchange if the debt securities are redeemed.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities in whole at any time or in part from time to time. If any series of debt securities are redeemable only on or after a certain date or only upon satisfaction of additional conditions, the applicable prospectus supplement will specify the date or the additional conditions. Unless otherwise specified in the applicable prospectus supplement, the redemption price for debt securities will equal 100% of the principal amount plus any accrued and unpaid interest on those debt securities.

The applicable prospectus supplement will contain the specific terms on which we may redeem a series of debt securities prior to its stated maturity. Unless otherwise described in the prospectus supplement relating to a particular offering, we will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

●	the redemption date;

●	the redemption price;

●	if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

●	that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

●	the place or places of payment;

●	whether the redemption is for a sinking fund; and

●	any other provisions required by the terms of the debt securities of the series that are being redeemed.

On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price.

Unless otherwise described in the prospectus supplement relating to a particular offering, if we are redeeming less than all the debt securities, the trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date.

Events of Default

Unless otherwise described in the prospectus supplement relating to a particular offering, an “event of default” regarding any series of debt securities is any one of the following events:

●	default for 30 days in the payment of any interest installment when due and payable;

●	default in the making of any sinking fund payment when due;

●	default in the payment of principal or premium (if any) when due at its stated maturity, by declaration, when called for redemption or otherwise;

●	default in the performance of any covenant in the debt securities of that series or in the applicable indenture for 60 days after notice to us by the trustee or by the holders of 25% in principal amount of the outstanding debt securities of that series;

●	certain events of bankruptcy, insolvency and reorganization; and

●	any other event of default provided with respect to that series of debt securities.

We are required to file every year with each trustee an officers’ certificate stating whether any default exists and specifying any default that exists.

Acceleration of Maturity

Unless otherwise described in the prospectus supplement relating to a particular offering, if an event of default has occurred and is continuing with respect to debt securities of a particular series (except, in the case of subordinated debt securities, defaults relating to bankruptcy events), the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount of outstanding debt securities of that series due and payable immediately.

Unless otherwise described in the prospectus supplement relating to a particular offering, at any time after a declaration of acceleration of maturity with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series by written notice to us and the trustee, may rescind and annul the declaration and its consequences if:

●	we have paid or deposited with the trustee a sum sufficient to pay:

o	all overdue interest on all outstanding debt securities of that series and any related coupons,

o	all unpaid principal of and premium, if any, on any of the debt securities which has become due otherwise than by the declaration of acceleration, and interest on the unpaid principal at the rate or rates prescribed in the debt securities,

o	to the extent lawful, interest on overdue interest at the rate or rates prescribed in the debt securities, and

o	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

o	all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become

●	all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become due solely by the declaration of acceleration, have been cured or waived.

No rescission will affect any subsequent default or impair any right consequent thereon.

Waiver of Defaults

Unless otherwise described in the prospectus supplement relating to a particular offering, the holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of the series and any related coupons, waive any past default under the applicable indenture with respect to the series and its consequences, except a default:

●	in the payment of the principal of or premium, if any, or interest on any debt security of the series or any related coupon, or

●	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby.

If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of the series, unless the holders have offered to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with the request.

The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may expose the trustee to personal liability or may be unduly prejudicial to the other, non-directing holders. Additionally, the trustee may take any other action the trustee deems proper which is not inconsistent with the direction.

Modification of Indenture

We and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for various purposes, including:

●	to evidence the succession of another entity to us and the assumption by the successor of our covenants and obligations under the debt securities and the indenture;

●	establishing the form or terms of any series of debt securities issued under the supplemental indentures;

●	adding to our covenants for the benefit of the holders or to surrender any of our rights or powers under the indenture;

●	adding additional events of default for the benefit of the holders;

●	to change or eliminate any provisions of the indenture provided that the change or elimination becomes effective only when there is no debt security outstanding entitled to the benefit of any changed or eliminated provision;

●	to secure the debt securities;

●	to cure any ambiguities or correct defective or inconsistent provisions of the indenture, provided that holders of debt securities are not materially affected by the change;

●	to evidence and provide for acceptance of a successor trustee; and

●	to comply with the requirements of the Trust Indenture Act.

We and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series acting as one class, execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. Without the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:

●	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

●	reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of, or change the manner of calculating the rate of interest on, any debt security;

●	reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration of the maturity of the debt security;

●	change the place of payment where, or the currency in which, principal or interest on any debt security is payable;

●	impair the right to institute suit for enforcement of payments;

●	reduce the percentage in principal amount of the outstanding debt securities of any series, the holders of which must consent to a supplemental indenture or any waiver of compliance with various provisions of, or defaults and covenants under, the indenture; or

●	modify any of the provisions described in this section.

Consolidation, Merger and Sale of Assets

Unless otherwise described in the prospectus supplement relating to a particular offering, as provided in the indentures, we may not consolidate with or merge into any other person, or convey, transfer or lease all or substantially all of our assets to any other person, unless:

●	the person surviving or formed by the transaction is organized and validly existing under the laws of any United States jurisdiction and expressly assumes our obligations under the debt securities and the indentures;

●	immediately after giving effect to the transaction, no event of default will have occurred and be continuing under the indentures; and

●	the trustees under the indentures receive certain officers’ certificates and opinions of counsel.

Satisfaction and Discharge

We may terminate our obligations with respect to debt securities of any series not previously delivered to the trustee for cancellation when those debt securities:

●	have become due and payable;

●	will become due and payable at their stated maturity within one year; or

●	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

We may terminate our obligations with respect to the debt securities of a series by depositing with the trustee, as trust funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable indenture will cease to be of further effect, and our obligations will be satisfied and discharged with respect to that series (except our obligations to pay all other amounts due under the indenture and to provide certain officers’ certificates and opinions of counsel to the trustee). At our expense, the trustee will execute proper instruments acknowledging the satisfaction and discharge.

The Trustees

Any trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and may be required to resign as trustee if there is an event of default under the applicable indenture and, as more fully described in Section 310(b) of the Trust Indenture Act, one or more of the following occurs:

●	the trustee is a trustee under another indenture under which our securities are outstanding;

●	the trustee is a trustee for more than one outstanding series of debt securities under a single indenture;

●	we or our affiliates or underwriters hold certain threshold ownership beneficial ownership interest in the trustee;

●	the trustee holds certain threshold beneficial ownership interests in us or in securities of ours that are in default;

●	the trustee is one of our creditors; or

●	the trustee or one of its affiliates acts as an underwriter or agent for us.

We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement. We and our affiliates may engage in transactions with the trustee and its affiliates in the ordinary course of business.

Governing Law

Each of the indentures are, and the related senior debt securities and subordinated debt securities will be, governed by and construed under the internal laws of the State of New York.

DESCRIPTION OF THE WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, shares of preferred stock or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:

●	the specific designation and aggregate number of warrants, and the price at which we will issue the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

●	any applicable material United States federal income tax considerations;

●	the identity of the warrant agent, if any, for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;

●	the designation, amount, currency, denominations and terms of any preferred stock or common stock purchasable upon exercise of the warrants;

●	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the principal amount of debt securities or the number of shares of preferred stock or common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;

●	provisions for changes to or adjustments in the exercise price;

●	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

●	information with respect to any book-entry procedures;

●	any antidilution provision of the warrants;

●	any redemption or call provisions; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

We may issue, in one or more series, units comprised of shares of our common stock, warrants to purchase common stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including: (i) the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; (ii) any provisions of the governing unit agreement that differ from those described herein; and (iii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, preferred stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, warrants and/or debt securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

●	to or through underwriters or dealers for resale to the purchasers;

●	directly to purchasers;

●	through agents or dealers to the purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate that third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions, in connection with those derivatives. If so, the third party may use securities we pledge or that are borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in those sale transactions will be an underwriter and, if applicable, will be identified in the prospectus supplement (or a post-effective amendment thereto).

A prospectus supplement with respect to each series of securities will include, to the extent applicable:

●	the terms of the offering

●	the name or names of any underwriters, dealers, remarketing firms, or agents and the terms of any agreement with those parties, including the compensation, fees, or commissions received by, and the amount of securities underwritten, purchased, or remarketed by, each of them, if any;

●	the public offering price or purchase price of the securities and an estimate of the net proceeds to be received by us from any such sale, as applicable;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	the anticipated delivery date of the securities, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;

●	that the securities are being solicited and offered directly to institutional investors or others;

●	any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and

●	any securities exchange on which the securities may be listed.

Any offer and sale of the securities described in this prospectus by us, any underwriters, or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:

●	at a fixed public offering price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices at the time of sale; or

●	at negotiated prices.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

●	on or through the facilities of the NASDAQ Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

●	to or through a market maker otherwise than on the NASDAQ Capital Market or those other securities exchanges or quotation or trading services.

Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

●	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

●	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction; and/or

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933 of the securities so offered and sold.

In connection with offerings made through underwriters or agents, we may enter into agreements with those underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents also may sell securities covered by this prospectus to hedge their positions in any such outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under those arrangements to close out any related open borrowings of securities.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in any event of default in the case of a pledge, sell the pledged securities using this prospectus and the applicable prospectus supplement. That financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities covered by this prospectus.

We may solicit offers to purchase the securities covered by this prospectus directly from, and we may make sales of such securities directly to, institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of such securities.

The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us.

If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. We generally expect that any agent will be acting on a “best efforts” basis for the period of its appointment.

If underwriters are used in any sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions, and the underwriters will be obligated to purchase all of that series of securities, if any are purchased.

Underwriters, dealers, agents, and remarketing firms may at the time of any offering of securities be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers, agents, and remarketing firms may be required to make. Underwriters, dealers, agents, and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Any underwriters to whom securities covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

Schiff Hardin LLP, Washington, DC, will pass upon the validity of the securities offered by this prospectus for us. Legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Wei, Wei & Co., LLP, independent registered public accountants, upon the authority of said firms as experts in accounting and auditing.